NEWS FROM:		Exhibit 99.1

GRIFFIN LAND & NURSERIES, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 653-4541

GRIFFIN ANNOUNCES COMPLETION OF LAND SALE

NEW YORK, NEW YORK (June 9, 2006) Griffin Land & Nurseries, Inc. (Nasdaq: GRIF) (“Griffin”) today announced that its real estate division, Griffin Land, has completed the previously announced sale to Walgreen Co. (“Walgreen”) of approximately 130 acres of undeveloped land in the New England Tradeport (the “Tradeport”), Griffin Land’s 600 acre industrial park located in Windsor and East Granby, Connecticut. The sale price of $13 million, before transaction expenses, was paid in cash at the closing. Griffin expects to record a substantial pretax gain from this transaction in its third quarter results of operations.

Griffin operates a real estate business under its Griffin Land division and a landscape nursery business, Imperial Nurseries, Inc.

Forward-Looking Statements:
This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin.